                                                                    Exhibit 1.1

                               EST SYMPHONY TRUST
                             SERIES 26, EQUIT'S II


                           REFERENCE TRUST AGREEMENT


          This Reference Trust Agreement (the "Agreement") dated June 13, 2000 among ING Funds Distributor, Inc., as Depositor, ING Mutual Funds Management Co. LLC, as Portfolio Supervisor, The Bank of New York, as Trustee, and Kenny S&P Evaluation Services, as Evaluator, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled EST Symphony Trust, Series 26, EquiT's II, and Subsequent Series, Trust Indenture and Agreement" dated June 13, 2000 and as amended in part by this Agreement (collectively, such documents hereinafter called the "Indenture and Agreement"). This Agreement and the Indenture, as incorporated by reference herein, will constitute a single instrument.


                                WITNESSETH THAT:

          WHEREAS, this Agreement is a Reference Trust Agreement as defined in
Section 1.1 of the Indenture, and shall be amended and modified from time to time by an Addendum as defined in Section 1.1 (1) of the Indenture, such Addendum setting forth any Additional Securities as defined in Section 1.1 (2) of the Indenture;

          WHEREAS, the Depositor wishes to deposit Securities, and any Additional Securities as listed on any Addendums hereto, into the Trust and issue Units, and Additional Units as the case maybe, in respect thereof pursuant to Section 2.5 of the Indenture; and

          NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Depositor, the Portfolio Supervisor, the Trustee and the Evaluator as follows:

                                     Part I

                     STANDARD TERMS AND CONDITIONS OF TRUST

          Section 1. Subject to the provisions of Part II hereof, all the provisions contained in the Indenture are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument except that the following sections of the Indenture hereby are amended as follows:

          (a) The definition of "Evaluator" shall be added to Section 1.1 and read as follows:

               ""Evaluator" shall mean Kenny S&P Evaluation Services, a division of J.J. Kenny Company, Inc., or any corporation into which such firm may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which such firm shall be a party, or any firm succeeding to all or substantially all of the business of such firm; or any successor evaluator as hereinafter provided for."

          (b) The definition of "Fund" shall be added to Section 1.1 and read as follows:

              ""Fund" shall mean the ING Internet Fund."

          (c) The definition of "Fund Shares" shall be added to Section 1.1 and read as follows:

              ""Fund Shares" shall mean Class A shares of the ING Internet Fund or contracts and funds for the purchase thereof."

          (d) In the definition of Original Proportionate Relationship in
Section 1.1(13), the words "among the number of shares of each Security" shall be deleted and replaced with "between the maturity amount of the Treasury Obligations and the number of Fund Shares."

          (e) In the definition of Securities in Section 1.1(19), the words "such common stock, preferred stock, ADRs and" shall be deleted and replaced with "the Fund Shares and Treasury Obligations, including."

          (f) The definition of "Treasury Obligations" shall be added to Section
1.1 and read as follows:

              ""Treasury Obligations" shall mean the debt obligations of the government of the United States or agencies thereof or obligations of an entity the payment of which is guaranteed by the full faith and credit of the United States which have been stripped of their unmatured interest coupons or such coupons or receipts or certificates evidencing such obligations or coupons or contracts and funds for the purchase thereof. The obligor or guarantor of each obligation is the United States government. Such obligations may include certificates that represent ownership of the payments that comprise a United States government bond."

          (g) Section 3.3(a) shall be amended by adding after the words "and all cash," the words "including capital gains distributions paid on the Fund Shares."

          (h) Section 3.5 shall be amended by adding the following clause in the second paragraph of such Section 3.5:

              "(e) deduct from the Income Account, or, to the extent funds are not available in such Account, from the Principal Account, and pay to the Evaluator the amount that it is at the time entitled to receive pursuant to Section 4.4."

          (i) Section 3.6(A)(3) and (B)(4) shall each be amended by adding after the words "fees and expenses of the Trustee" the words ", the Evaluator."

          (j) Section 3.6(B) shall be amended by adding the following clause:

              "(5) the amounts credited to or deducted from the Principal Account on account of distributions of capital gains, if any, on Fund Shares, and"

          (k) Section 3.7 shall be amended by deleting the parenthetical reading "(e.g., both will be common stock or preferred stock)" in the first paragraph
  ----
and inserting "(e.g., Treasury Obligations will be substantially identical to
                ----
every Treasury Obligation then held in the Trust)."

          (l) Section 3.12 shall be amended by adding after the words "provided,
                                                                       --------
however," the phrase "that the Trustee shall vote the Fund Shares as closely as
-------
possible, in the same manner and the same general proportion, as the shares of the Fund held by owners other than the Trust are voted; and provided, further
                                                            --------  -------
however, . . . ."
-------

          (m) Section 4.1 shall be amended to read in its entirety as follows:

              "Section 4.1.  Evaluation of Evaluator.  (a)  The Evaluator shall
                              -----------------------
          determine separately, and shall promptly furnish to the Trustee and the Depositor upon request, the value of each issue of Securities (including Contract Securities) ("Evaluation") as of the Evaluation Time (as defined in Section 5.1) (i) on each Business Day during the period in which the Units are being offered for sale to the public and
          (ii) on any other day on which a Trust Evaluation is to be made pursuant to Section 5.1 or which is requested by the Depositor or the Trustee. As part of the Trust Evaluation, the Evaluator shall determine separately and promptly furnish to the Trustee and the Depositor upon request the Evaluation of each issue of Securities initially deposited in the Trust on the initial date of deposit. The Evaluators determination of the offering prices of the Securities on the initial date of deposit shall be included in the Schedules attached to the Reference Trust Agreement.

               (b) During the initial offering period, namely, from the date of effectiveness of the Registration Statement under the Securities Act of 1933 relating to the Units, to and including the day which is designated in writing by the Depositor to the Trustee and Evaluator as the conclusion of such period, such Evaluation shall generally be based on the following methods or any combination thereof whichever the Evaluator deems appropriate: (a) on the basis of current offering prices for the Treasury Obligations as obtained from investment dealers or brokers who customarily deal in securities comparable to those held by the Trust and, with respect to any Fund Shares deposited in a Trust, the net asset value of such shares, (b) if offering prices are not available for the Treasury Obligations, on the basis of offering price for comparable securities, (c) by determining the valuation of the Treasury Obligations on the offering side of the market by appraisal, or (d) by any combination of the above.

               (c) After the initial offering period and both during and after the initial offering period for purposes of the Trust Evaluations required by Section 5.1, Evaluation of the Securities shall be made in the manner described in 4.01(b), on the basis of current bid prices for the Treasury Obligations and the net asset value of the Fund Shares."

          (n) Section 4.2 shall be amended by adding after the words "state tax law," the words "the Evaluator shall make available to the Trustee and."

          (o) Section 4.3 shall be amended in its entirety to read as follows:

              "Section 4.3.  Liability of Evaluator with Respect to
                             --------------------------------------
          Evaluations: The Trustee, the Depositor, the Portfolio Supervisor and the Unitholders may rely on any evaluation furnished by the Evaluator and shall have no responsibility for the accuracy thereof. The determinations made by the Evaluator hereunder shall be made in good faith upon the basis of, and shall have no liability for errors in, the information reasonably available to it. The Evaluator shall be under no liability to the Trustee, the Depositor, the Portfolio Supervisor or the Unitholders for errors in judgment or any action taken in good faith, provided, however, that this provision shall not protect the Evaluator against any liability to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder."

          (p) ARTICLE 4 shall be amended to add a new Section 4.4 as follows:

               "Section 4.4.  Evaluator's Compensation:  As compensation for its
                              ------------------------
          services hereunder, the Evaluator, with respect to each series of the Trust, shall receive against a statement therefor submitted to the Trustee annually on or before each Distribution Date from the Income Account to the extent funds are available and thereafter from the Principal Account the amounts set forth in Part II of the Reference Trust Agreement for such series, provided, however, that if at any
                                           --------  -------
          time the fee of the Trustee shall have been increased pursuant to
          Section 6.4, the compensation of the Evaluator hereunder shall at the same time be ratably increased."

          (q) ARTICLE 4 shall be amended to add a new Section 4.5 as follows:

               "Section 4.5.  Successor Evaluator:  (a)  The Evaluator may
                              -------------------
          resign and be discharged hereunder, by executing an instrument in writing resigning as Evaluator and filing the same with the Depositor and the Trustee, not less than 60 days before the date specified in such instrument when, subject to Section 4.5(e), such resignation is to take effect. Upon receiving such notice of resignation, the Depositor and the Trustee shall use their best efforts to appoint a successor evaluator having qualifications and at a rate of compensation satisfactory to the Depositor and the Trustee. Such appointment shall be made by written instrument executed by the Depositor and the Trustee, in duplicate, one copy of which shall be delivered to the resigning Evaluator and one copy to the successor evaluator. The Depositor may remove the Evaluator at any time upon 30 days' written notice and appoint a successor evaluator having qualifications and at a rate of compensation satisfactory to the Depositor and the Trustee. Such appointment shall be made by written instrument executed by the Depositor, in duplicate, one copy of which shall be delivered by the Evaluator so removed and one copy to the successor evaluator. Notice of such resignation or removal and appointment of a successor evaluator shall be mailed by the Trustee to each Unitholder.

               (b) Any successor evaluator appointed hereunder shall execute, acknowledge and deliver to the Depositor and the Trustee an instrument accepting such appointment hereunder, and such successor evaluator without any further act, deed or conveyance shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder with like effect as if originally named Evaluator herein and shall be bound by all the terms and conditions of this Indenture.

               (c) In case at any time the Evaluator shall resign and no successor evaluator shall have been appointed and have accepted appointment within 30 days after notice of resignation has been received by the Depositor and the Trustee, the Evaluator may forthwith apply to a court of competent jurisdiction for the appointment of a successor evaluator. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor evaluator.

               (d) Any corporation into which the Evaluator hereunder may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Evaluator hereunder shall be a party, or any corporation succeeding to all or substantially all of the business of the Evaluator hereunder, shall be the successor evaluator under this Indenture without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, anything herein, or in any agreement relating to such merger or consolidation, by which the Evaluator may seek to retain certain powers, rights and privileges theretofore obtaining for any period of time following such merger or consolidation, to the contrary notwithstanding.

               (e) Any resignation or removal of the Evaluator and appointment of a successor evaluator pursuant to this Section shall become effective upon acceptance of appointment by the successor evaluator as provided in subsection (b) hereof."

          (r) Section 5.1 shall be amended by (i) deleting the words "stocks" and inserting the words "Fund Shares" in the first paragraph, (ii) adding after the words "accrued fees and expenses of the Depositor," in the first paragraph the words "the Evaluator," and (iii) deleting the words "valuation by the Trustee" and inserting the words "valuation by the Evaluator" in the third paragraph.

          (s) Section 5.2 shall be amended by deleting the sixth paragraph and substituting the following paragraph:

               "The Depositor shall designate Securities to be sold for the purpose of redemption of Units tendered for redemption and not purchased for the Depositor, and for payment of expenses hereunder, provided that if the Depositor shall fail so to designate, the Trustee shall sell Fund Shares and Treasury Obligations in such amounts as will result in the remaining Fund

          Shares and Treasury Obligations held in the Trust approximating, as closely as possible, the Original Proportionate Relationship, provided, however, that Treasury Obligations shall not be sold to the extent that the maturity value, per Unit, of the Treasury Obligations remaining after such sale would be less than the maturity value, per Unit, of the Treasury Obligations on the initial date of deposit. The net proceeds of any sales of Securities from such list representing principal shall be credited to the Principal Account and the proceeds of such sales representing accrued interest shall be credited to the Income Account."

          (t) Section 6.1(b) shall be amended by deleting the words "any independent evaluation service employed by it" and inserting the words "the Evaluator."

          (u) Section 6.4 shall be amended by deleting the third sentence of the second paragraph and inserting the following:

               "If the cash balances in the Income and Principal Accounts shall be insufficient to provide for amounts payable pursuant to this
          Section 6.4, the Trustee shall have the power to sell Securities. The Depositor shall, upon request by the Trustee, designate Securities to be sold for the purpose of payment of expenses hereunder, provided that if the Depositor shall fail so to designate, the Trustee shall sell Fund Shares and Treasury Obligations in such amounts as will result in the remaining Fund Shares and Treasury Obligations held in the Trust approximating, as closely as possible, the Original Proportionate Relationship, provided, however, that Treasury Obligations shall not be sold to the extent that the maturity value, per Unit, of the Treasury Obligations remaining after such sale would be less than the maturity value, per Unit, of the Treasury Obligations on the initial date of deposit."

          (v) Section 9.2 shall be amended by (i) substituting the words "Fund Shares" for "Securities" in the fifth and ninth lines of the fourth paragraph and (ii) adding the following sentence after the fourth sentence in the fourth paragraph:

               "In any case, Unitholders will receive their pro rata share of the Treasury Obligations and any other assets of the Trust, including fractional share entitlements of Fund Shares, in cash."

          (w) Section 9.2 shall be amended by adding after the words "unpaid fees of counsel pursuant to Section 3.9" in clause (b) of paragraph seven the words "unpaid fees of the Evaluator pursuant to Section 4.4."

          (x) Section 9.5 shall be amended by adding the following prior to the concluding sentence of such Section 9.5:

               "Any notice, demand, direction or instruction to be given to the Evaluator shall be in writing and shall be duly given if mailed or delivered to the Evaluator, Attention: Vice President, 55 Water Street, New York, New York 10041 or such other address as shall be specified to the other parties hereto by the Evaluator in writing."

          Section 2. This Reference Trust Agreement may be amended and modified by Addendums, attached hereto, evidencing the purchase of Additional Securities which have been deposited to effect an increase over the number of Units initially specified in Part II of this Reference Trust Agreement ("Additional Closings"). The Depositor and Trustee hereby agree that their respective representations, agreements and certifications contained in the Closing Memorandum dated June 13, 2000 relating to the initial deposit of Securities continue as if such representations, agreements and certifications were made on the date of such Additional Closings and with respect to the deposits made therewith, except as such representations, agreements and certifications relate to their respective By-Laws and as to which they each represent that their has been no amendment affecting their respective abilities to perform their respective obligations under the Indenture.


                                    Part II

                     SPECIAL TERMS AND CONDITIONS OF TRUST

          Section 1. The following special terms and conditions are hereby agreed to:

          (a) The Securities (including Contract Securities) listed in the Prospectus relating to this series of EST Symphony Trust (the "Prospectus") have been deposited in the Trust under this Agreement (see "Portfolio" in Part A of the Prospectus which for purposes of this Indenture and Agreement is the Schedule of Securities or Schedule A).

          (b) The number of Units delivered by the Trustee in exchange for the Securities referred to in Section 2.3 is 15,000.

          (c) For the purposes of the definition of Unit in item (24) of Section 1.1, the fractional undivided interest in and ownership of the Trust initially is 1/15,000 as of the date hereof.

          (d) The term Record Date shall mean the first day of January commencing on January 1, 2001.

          (e) The term Distribution Date shall mean the fifteenth day of January and June commencing on January 15, 2001.

          (f) The First Settlement Date shall mean June 16, 2000.

          (g) For purposes of Section 4.4, the Evaluator shall receive $5.00 for each evaluation of the Treasury Obligations in the Trust.

          (h) For purposes of Section 6.1(g), the liquidation amount is hereby specified to be 40% of the aggregate value of the Securities as of the last deposit of Additional Securities.

          (i) For purposes of Section 6.4, the Trustee shall be paid per annum an amount computed according to the following schedule, determined on the basis of the number of Units outstanding as of the Record Date preceding the Record Date on which the compensation is to be paid, provided, however, that with respect to the period prior to the first Record Date, the Trustee's compensation shall be computed at $.90 per 100 Units:

     rate per 100 units             number of Units outstanding

     $0.90                          first 5,000,000 or less
     $0.84                          next 5,000,001 - 10,000,000
     $0.78                          next 10,000,001 - 20,000,000
     $0.66                          next 20,000,001 or more

          (j) For purposes of Section 7.4, the Portfolio Supervisor's maximum annual supervisory fee is hereby specified to be $.25 per 100 Units outstanding.

          (k) The Termination Date shall be August 14, 2012 or the earlier disposition of the last Security in the Trust.

          (l) The fiscal year for the Trust shall end on December 31 of each year.

          IN WITNESS WHEREOF, the parties hereto have caused this Reference Trust Agreement to be duly executed on the date first above written.

               [Signatures on separate pages]

                         ING FUNDS  DISTRIBUTOR, INC.
                              Depositor


                              By: /s/ PETER J. DEMARCO
                                 -------------------------
                                  Senior Vice President



STATE OF NEW YORK   )
                    : ss:
COUNTY OF NEW YORK  )

          On this 8th day of June, 2000, before me personally appeared Peter DeMarco, to me known, who being by me duly sworn, said that he is Senior Vice President of the Depositor, one of the corporations described in and which executed the foregoing instrument, and that he signed his name thereto by authority of the Board of Directors of said corporation.



                               /s/ MICHAEL ROSELLA
                              ---------------------------------
                                      Notary Public

                              MICHAEL R. ROSELLA
                              Notary Public, State of New York
                              No. 31-5016879
                              Qualified in New York County
                              Commission Expires 9/26/2001

                         THE BANK OF NEW YORK
                              Trustee


                              By: /s/ ALFRED IRVING
                                 ----------------------
                                  Vice President



STATE OF NEW YORK  )
                    :ss.:
COUNTY OF NEW YORK )


          On this 8th day of June, 2000, before me personally appeared Alfred Irving, to me known, who being by me duly sworn, said that (s)he is an Authorized Signatory of The Bank of New York, one of the corporations described in and which executed the foregoing instrument; that (s)he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation and that he/she signed his/her name thereto by like authority.


                              /s/ RUDOLF E. REITMANN
                              ----------------------
                                   Notary Public

                              RUDOLF E. REITMANN
                              Notary Public, State of New York
                              No. 01RE5086077
                              Qualified in Queens County
                              Commission Expires 10/06/2001

                         ING MUTUAL FUNDS MANAGEMENT CO. LLC
                              Portfolio Supervisor


                             By: /s/ PETER J. DEMARCO
                                -----------------------------------
                                 Authorized Signator



STATE OF NEW YORK   )
                    : ss:
COUNTY OF NEW YORK  )

          On this 8th day of June, 2000, before me personally appeared Peter J. DeMarco, to me known, who being by me duly sworn, said that he is an Authorized Signator of the Portfolio Supervisor, one of the entities described in and which executed the foregoing instrument, and that he signed his name thereto by authority of the sole member of said limited liability company.



                                /s/ MICHAEL ROSELLA
                              -----------------------------------------
                                Notary Public

                              MICHAEL R. ROSELLA
                              Notary Public, State of New York
                              No. 31-5016879
                              Qualified in New York County
                              Commission Expires 9/26/2001

                              KENNY S&P EVALUATION SERVICES
                              (a business unit of J.J. Kenny Company, Inc.)

                              Evaluator


                              By: /s/ Pat Burns
                                 -----------------------------
                                  Senior Vice President



SEAL
ATTEST:



/s/ Frank A. Ciccotto Jr.
-------------------------
Vice President